Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statements Nos. 333-106146 and 333-109523 on Form S-3 and Nos. 333-106148, 333-106479, 333-124289, 333-132858, 333-142298, 333-159236, 333-165875, 333-167785, 333-173328, 333-177678, 333-180589, and 333-180593 on Form S-8 of Mindspeed Technologies, Inc., of our report dated April 18, 2012, relating to the financial statements of picoChip, Inc., appearing in this current report of Mindspeed Technologies, Inc. on Form 8K/A.

/s/ Deloitte & Touche LLP

San Jose, California

April 18, 2012